Exhibit 10.3

THE COCA-COLA COMPANY
1983 RESTRICTED STOCK AWARD PLAN
(As Amended and Restated through February 16, 2011)

SECTION 1. PURPOSE

        The purpose of the 1983 Restricted Stock Award Plan of The Coca-Cola Company (the “Plan”) is to advance the interest of The Coca-Cola Company (the “Company”) and its Related Companies (as defined in Section 4 hereof), by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees through grants of restricted shares of Company Common Stock (the “Awards”, or singly, an “Award”) and, for Awards prior to January 1, 2008,  through reimbursement by the Company of amounts payable by such persons as a consequence of any such Award (the “Cash Amount”). The Plan is intended to aid the Company and its Related Companies in retaining officers and key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies. In addition, the Plan may also aid in attracting officers and key employees who will become eligible to participate in the Plan after a reasonable period of employment by the Company or its Related Companies.

SECTION 2. ADMINISTRATION

        The Plan shall be administered by a committee (the “Committee”) appointed by the Board of Directors of the Company (the “Board”) from among its members and shall be comprised of not less than three (3) members of the Board. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee of the Board shall function as the Committee. Members of the Committee shall be members of the Board who are not eligible to participate under the Plan and who have not been eligible to participate in the Plan for at least one year prior to the time they become members of the Committee. The Committee shall determine the officers and key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Awards will be granted, the number of shares to be awarded, the time or times within which the Awards may be subject to forfeiture, and all other conditions of the Award. The provisions of the Awards need not be the same with respect to each recipient.

        The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action made or taken pursuant to the Plan, including interpretation of the Plan and the Awards granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons, including but without limitation, the Company and its Related Companies, the Committee, the Board, the officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

SECTION 3. STOCK

        The stock to be issued under the Plan pursuant to Awards shall be shares of Common Stock, $.25 par value, of the Company (the “Stock”). The Stock shall be made available from treasury or authorized and unissued shares of Common Stock of the Company. The total number of shares of Stock that may be issued pursuant to Awards under the Plan, including those already issued, may not exceed 24,000,000 shares (which number reflects stock splits subsequent to adoption of the Plan). Such numbers of shares shall be subject to adjustment in accordance with Section 8. Shares of Stock previously granted pursuant to Awards, but which are forfeited pursuant to Section 5, below, shall be available for future Awards.

SECTION 4. ELIGIBILITY

        Awards may be granted to officers and key employees of the Company and its Related Companies who have been employed by the Company or a Related Company (but only if the Related Company is one in which the Company owns on the grant date, directly or indirectly, either (i) 50% or more of the voting stock or capital where such entity is not publicly held, or (ii) an interest which causes the Related Company’s financial results to be consolidated with the Company’s financial results for financial reporting purposes) for a reasonable period of time determined by the Committee. The term “Related Company” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 20 percent or more of the voting stock or capital at the applicable time. No employee shall acquire pursuant to Awards granted under the Plan more than twenty (20) percent of the aggregate number of shares of Stock issuable pursuant to Awards under the Plan.

SECTION 5. AWARDS

        Except as otherwise specifically provided in the grant of an Award, Awards shall be granted solely for services rendered to the Company or any Related Company by the employee prior to the date of the grant and shall be subject to the following terms and conditions:

        (a)   The Stock subject to an Award shall be forfeited to the Company if the employment of the employee by the Company or a Related Company terminates for any reason (including, but not limited to, termination by the Company, with or without cause) other than death, “Retirement”, as hereinafter defined, provided that such Retirement occurs at least five (5) years from the date of grant of an Award and also provided that the employee has attained the age of 62, or disability (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), prior to a “Change in Control” of the Company as hereinafter defined. “Retirement”, as used herein, shall mean an employee’s voluntarily leaving the employ of the Company or a Related Company on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company’s Supplemental Pension Plan, the terms of that plan and (ii) for all other employees, the terms of the Pension Plan (the “Pension Plan”) assuming such employees were eligible to participate in the Pension Plan.

        (b)   If at any time the recipient Retires on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, dies or becomes disabled prior to such Retirement, death or disability, such recipient shall be entitled to retain the number of shares subject to the Award. If the recipient terminates employment from the Company or a Majority-Owned Company within two years of a “Change in Control”, as hereinafter defined, such recipient shall be entitled to retain the number of shares subject to the Award, unless otherwise specified at the time of grant.  The term “Majority-Owned Related Company” shall mean any corporation or other business organization in which the Company owns, directly or indirectly, 50 percent or more of the voting stock or capital at the relevant time.  Notwithstanding anything else herein, in the event of a Change in Control of the Company whereby the Award is to be i) cancelled or not assumed by the other party to the Change of Control, or ii) not replaced by substantially similar equity awards in the other party to the Change of Control, the recipient shall be entitled to retain the number of shares subject to the Award, unless otherwise specified at the time of grant.  A “Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

        (c)   For Awards prior to January 1, 2008, within sixty (60) days of the date of death, disability or Retirement on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, or a termination of employment from the Company or a Majority-Owned Company within two years of a  “Change in Control” as described in subparagraphs (a) and (b) of this Section 5, the Company shall pay to the recipient of an Award an amount equal to the Cash Amount less any amounts required by law to be withheld with respect to the Award and the Cash Amount, such Cash Amount not to exceed the federal, state and local taxes such recipient must pay as a result of the fair market value of the Award being included in income for federal, state and local income tax purposes. For purposes of this subparagraph 5(c) the fair market value of an Award shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date of death, disability, such Retirement or a Change in Control, or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange—Composite Transactions listing or as otherwise determined by the Committee.  Effective January 1, 2008, no Awards under this Plan shall be eligible for the Cash Amount.

        (d)   Awards may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

SECTION 6. NONTRANSFERABILITY OF AWARDS

        Shares of Stock subject to Awards shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of at any time prior to the first to occur of Retirement on a date which is at least five (5) years from the date of grant of an Award and on or after the date on which the employee has attained the age of 62, death or disability of the recipient of an Award or a Change in Control.

SECTION 7. RIGHTS AS A STOCKHOLDER

        An employee who receives an Award shall have rights as a stockholder with respect to Stock covered by such Award to receive dividends in cash or other property or other distributions or rights in respect to such Stock and to vote such Stock as the record owner thereof.

SECTION 8. ADJUSTMENT IN THE NUMBER OF SHARES AWARDED

        In the event there is any change in the Stock through the declaration of stock dividends, through stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee or the Board shall make an appropriate adjustment in the number of shares of Stock thereafter available for Awards.

SECTION 9. RECAPTURE OF AWARD.

        The Company shall also seek to recover any Award paid to any Executive as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer

Protection Act or any other “clawback” provision required by law or the listing standards of the New York Stock Exchange.

SECTION 10. TAXES

        (a)   If any employee properly elects, within thirty (30) days of the date on which Award is granted, to include in gross income for federal income tax purposes an amount equal to the fair market value (on the date of grant of the Award) of the Stock subject to the Award, such employee shall make arrangements satisfactory to the Committee to pay to the Company in the year of such Award, any federal, state or local taxes required to be withheld with respect to such shares. If such employee shall fail to make such tax payments as are required, the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

        (b)   Each employee who does not make the election described in subparagraph (a) of this Section shall, no later than the date as of which the restrictions referred to in Section 5 and such other restrictions as may have been imposed as a condition of the Award, shall lapse, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award, and the Company and its Related Companies shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the employee any federal, state, or local taxes of any kind required by law to be withheld with respect to the Stock subject to such Award.

        (c)   The Committee may specify when it grants an Award that the Award is subject to mandatory share withholding for satisfaction of tax withholding obligations (not including withholding owed on payment of the Cash Amount) by employees. For all other Awards, whether granted before or after this paragraph 10(c) was added to this Plan, tax withholding obligations (not including withholding owed on payment of the Cash Amount) of an employee may be satisfied by share withholding, if permitted by applicable law, at the written election of the employee prior to the date the restrictions on the Award lapse. The shares withheld will be valued at the average of the high and low market prices at which a share of Stock was sold on the date the restrictions lapse (or, if such date is not a trading day, then the next trading day thereafter), as reported on the New York Stock Exchange—Composite Transactions listing.

SECTION 11. RESTRICTIVE LEGEND AND STOCK POWER

        Each certificate evidencing Stock subject to Awards shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. Any attempt to dispose of Stock in contravention of such terms, conditions, and restrictions shall be ineffective. The Committee may adopt rules which provide that the certificates evidencing such shares may be held in custody by a bank or other institution, or that the

Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any Award, that the recipient shall have delivered a stock power endorsed in blank relating to the Stock covered by such Award.

SECTION 12. AMENDMENTS, MODIFICATIONS AND TERMINATION OF PLAN

        The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part from time to time, and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Awards under the laws of various states (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Award granted thereunder, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company which may increase the number of shares of Stock available for Awards or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive an Award. No amendment or termination or modification of the Plan shall in any manner affect Awards therefore granted without the consent of the employee unless the Committee has made a determination that an amendment or modification is in the best interest of all persons to whom Awards have theretofore been granted. The Board or the Committee may modify or remove restrictions contained in Sections 5 and 6 on an Award or the Awards as a whole which have been previously granted upon a determination that such action is in the best interest of the Company. The Plan shall terminate when (a) all Awards authorized under the Plan have been granted and (b) all shares of Stock subject to Awards under the Plan have been issued and are no longer subject to forfeiture under the terms hereof unless earlier terminated by the Board or the Committee.

SECTION 13. GOVERNING LAW

Except to extent preempted by Federal Law, this Plan shall be construed, governed and enforced under the laws of the State of Delaware (without regard to the conflicts of law principles thereof) and any and all disputes arising under this Plan are to be resolved exclusively by courts sitting in Delaware.